Exhibit 99.1
    NEWS RELEASE

Company Contact	Investor Contact
Jon Wilson	Brett L. Perry
Chief Financial Officer	Shelton Group
503-615-1685	214-272-0070
jon.wilson@radisys.com	bperry@sheltongroup.com

RADISYS REPORTS SECOND QUARTER 2016 RESULTS

Consolidated revenue grows 30% year-on-year to $61.3 million

HILLSBORO, OR - July 26, 2016 - Radisys Corporation (NASDAQ: RSYS), the services acceleration company, today announced financial results for the second quarter ended June 30, 2016.

Second Quarter Highlights

•	Consolidated revenue of $61.3 million resulted in 30% year-on-year revenue growth;

•	Software-Systems revenue was $14.6 million, with gross margin of 62.8% expanding 670 basis points year-on-year;

•	GAAP loss per share was $0.02, an improvement of $0.09 year-on-year. Non-GAAP earnings were $0.10 per diluted share, an increase of $0.07 per share year-on-year; and

•	Fulfilled follow-on DCEngine orders of over $25 million from Tier 1 U.S. service provider.

“Strength in both our Software-Systems and Embedded Products segments resulted in second quarter earnings that exceeded guidance,” said Brian Bronson, Radisys President and Chief Executive Officer. “Revenue from our DCEngine and FlowEngine product lines each achieved quarterly records, contributing to consolidated revenue growth of 30 percent year-over-year. Additionally, our ongoing initiatives to optimize the supply chain and manage costs drove strong sequential expansion in consolidated gross margin, which I expect to improve in the second half of the year. The initial ramp and shipments of our DCEngine product, which contributed incremental revenue approaching $50 million, helped produce a tremendous first half of 2016. As expected, we anticipate more modest DCEngine orders in support of further customer deployments in the second half of 2016, resulting in lower third quarter revenue on a sequential basis while still driving continued double-digit year-on-year growth.”

Mr. Bronson continued, “The sales funnel across both DCEngine and FlowEngine continues to build as we enter the second half of 2016, and we continue to actively hire new sales, marketing and other key talent around the globe. I believe this influx of new talent, coupled with our planned new feature releases for FlowEngine, will help us capture, if not accelerate, the opportunity in front of us while maintaining our annual earnings guidance.”

Software-Systems Results

For the second quarter of 2016, Software-Systems revenue was $14.6 million, compared to $14.1 million in the prior quarter and $14.2 million in the second quarter of 2015. Second quarter 2016 year-on-year revenue growth was primarily the result of continued FlowEngine shipments in support of commercial deployments by the Company's initial Tier 1 customer.

Gross margins were 62.8%, compared to 62.5% in the prior quarter and 56.1% in the second quarter of 2015. The year-on-year improvement was the result of favorable product mix.

Operating income was break even, compared to income of $0.8 million in the prior quarter and a loss of $1.0 million in the second quarter of 2015. The current quarter operating results reflect increased hiring in support of new product feature development and an expanded sales footprint.

Embedded Products Results

For the second quarter of 2016, Embedded Products revenue was $46.7 million, compared to $41.1 million in the prior quarter and $32.9 million in the second quarter of 2015. The sequential and year-on-year increase reflects the shipment of follow-on DCEngine orders and growth in core Embedded Products at existing customers, offset by expected declines with non-strategic legacy customers.

Gross margins were 17.8%, compared to 14.5% in the prior quarter and 20.5% in the second quarter of 2015. The sequential increase reflects the benefit of operational efficiencies related to follow-on DCEngine shipments. The year-on-year decline was the result of increased revenue contribution from DCEngine shipments, which carries a lower than average gross margin as compared to the Embedded Products segment.

Operating income was $3.7 million, compared to $1.3 million in the prior quarter and $2.4 million in the second quarter of 2015.

Consolidated Results

For the second quarter of 2016, consolidated revenue was $61.3 million, compared to $55.1 million in the prior quarter and $47.0 million in the second quarter of 2015. Consolidated revenue growth of 30% year-over-year was driven by DCEngine shipments and continued growth from FlowEngine deployments.

On a GAAP basis, gross margin in the second quarter of 2016 was 25.2%, compared to 23.2% in the prior quarter and 26.8% in the second quarter of 2015. Second quarter 2016 GAAP research and development and selling, general, and administrative expenses were $14.9 million, compared to $13.3 million in the prior quarter and $14.3 million in the second quarter of 2015. The increase in operating expense over prior periods primarily reflects accelerated hiring in support of the Company’s strategic growth initiatives.

On a non-GAAP basis, second quarter 2016 gross margin was 28.6%, compared to 26.8% in the prior quarter and 31.2% in the second quarter of 2015. Second quarter 2016 research and development and selling, general and administrative expenses on a non-GAAP basis were $13.8 million, compared to $12.7 million in the prior quarter and $13.3 million in the second quarter of 2015.

For the second quarter of 2016, the Company recorded a GAAP net loss of $0.6 million, or $0.02 per share, compared to a GAAP net loss of $3.0 million, or $0.08 per share, in the prior quarter and GAAP net loss of $4.1 million, or $0.11 per share, in the second quarter of 2015. On a non-GAAP basis, the Company recorded net income of $3.7 million, or $0.10 per diluted share, compared to a net income of $1.8 million, or $0.05 per diluted share, in the prior quarter and net income of $1.1 million, or $0.03 per diluted share, in the second quarter of 2015.

Third Quarter 2016 Financial Guidance

•	Revenue is expected between $48 million to $52 million.

•
GAAP gross margin is expected to approximate 28% at the midpoint and GAAP R&D and SG&A expenses are expected to be approximately $15 million. Non-GAAP gross margin is expected between 31% to 33% of sales and total non-GAAP R&D and SG&A expenses are expected to approximate $14 million.

•	GAAP loss is expected to range from a loss of $0.10 to $0.06 per share. Non-GAAP earnings are expected to range from $0.02 to $0.06 per diluted share.

Conference Call and Webcast Information

The Company will host a conference call to discuss second quarter 2016 results on July 26, 2016, at 5:00 p.m. ET. To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 29653758. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on August 9, 2016. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 29653758. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys

Radisys (NASDAQ: RSYS) helps communications and content providers, and their strategic partners, create new revenue streams and drive cost out of their services delivery infrastructure. Radisys’ hyperscale software defined infrastructure, service aware traffic distribution platforms, real-time media processing engines and wireless access technologies enable its customers to maximize, virtualize and monetize their networks.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments financial outlook and expectations for the third quarter of 2016, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) continued implementation of the Company’s next-generation datacenter product, (b) customer implementation of traffic management solutions, (c) the outcome of product trials, (d) the market success of customers' products and solutions, (e) the development and transition of new products and solutions, (f) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (g) the Company's dependence on certain customers and high degree of customer concentration, (h) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (i) matters affecting the software and embedded product industry, including changes in industry standards, changes in customer requirements and new product introductions, (j) actions by regulatory authorities or other third parties, (k) cash generation, (l) changes in tariff and trade policies and other risks associated with foreign operations, (m) fluctuations in currency exchange rates, (n) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (o) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the potential need to raise additional funding and (p) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2015, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of July 26, 2016. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense and (e) gain on the liquidation of foreign subsidiaries. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the

Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® is a registered trademark of Radisys

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues	$61,288	$47,049	$116,434	$95,736
Cost of sales:
Cost of sales	43,916	32,468	84,351	66,535
Amortization of purchased technology	1,927	1,980	3,854	3,974
Gross margin	15,445	12,601	28,229	25,227
Operating expenses:
Research and development	6,298	6,840	11,951	13,564
Selling, general and administrative	8,554	7,475	16,193	14,975
Intangible assets amortization	1,260	1,260	2,520	2,520
Restructuring and other charges, net	265	559	947	4,694
Loss from operations	(932)	(3,533)	(3,382)	(10,526)
Interest expense	(159)	(103)	(276)	(320)
Other income, net	1,069	161	1,208	558
Loss before income tax expense	(22)	(3,475)	(2,450)	(10,288)
Income tax expense	569	644	1,106	884
Net loss	$(591)	$(4,119)	$(3,556)	$(11,172)

Net loss per share:
Basic	$(0.02)	$(0.11)	$(0.10)	$(0.30)
Diluted	$(0.02)	$(0.11)	$(0.10)	$(0.30)
Weighted average shares outstanding
Basic	37,143	36,741	37,075	36,695
Diluted	37,143	36,741	37,075	36,695

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$30,926	$20,764
Accounts receivable, net	43,005	60,942
Inventories and deferred cost of sales, net	23,301	30,925
Other current assets	6,965	14,098
Total current assets	104,197	126,729
Property and equipment, net	5,052	6,134
Intangible assets, net	23,949	30,322
Other assets, net	3,982	3,884
Total assets	$137,180	$167,069

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$24,740	$43,451
Deferred revenue	5,703	23,062
Other accrued liabilities	14,027	16,654
Line of credit	25,000	15,000
Total current liabilities	69,470	98,167
Other long-term liabilities	3,129	2,985
Total liabilities	72,599	101,152
Shareholders' equity:
Common stock	340,524	338,165
Accumulated deficit	(274,905)	(271,349)
Accumulated other comprehensive income	(1,038)	(899)
Total shareholders’ equity	64,581	65,917
Total liabilities and shareholders’ equity	$137,180	$167,069

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$(591)	$(4,119)	$(3,556)	$(11,172)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	4,248	4,696	8,593	9,474
Stock-based compensation expense	1,192	1,140	1,880	1,799
Other	(309)	922	621	1,737
Changes in operating assets and liabilities:
Accounts receivable	(4,205)	2,843	17,929	4,907
Inventories and deferred cost of sales	4,525	607	5,103	3,376
Other receivables	(1,247)	(1,376)	7,007	2,507
Accounts payable	(6,549)	594	(18,704)	(7,589)
Deferred revenue	(666)	(885)	(17,359)	366
Other operating assets and liabilities	2,543	(1,436)	(891)	1,209
Net cash provided by operating activities	(1,059)	2,986	623	6,614
Cash flows from investing activities:
Capital expenditures	(708)	(406)	(1,130)	(1,046)
Net cash used in investing activities	(708)	(406)	(1,130)	(1,046)
Cash flows from financing activities:
Borrowings on line of credit, net	10,000	—	10,000	—
Repayment of convertible senior notes	—	—	—	(18,000)
Other financing activities, net	374	62	479	70
Net cash provided by (used in) financing activities	10,374	62	10,479	(17,930)
Effect of exchange rate changes on cash and cash equivalents	(64)	61	190	(331)
Net increase (decrease) in cash and cash equivalents	8,543	2,703	10,162	(12,693)
Cash and cash equivalents, beginning of period	22,383	15,846	20,764	31,242
Cash and cash equivalents, end of period	$30,926	$18,549	$30,926	$18,549

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue
Software-Systems	$14,601	$14,170	$28,660	$23,859
Embedded Products and Hardware Services	46,687	32,879	87,774	71,877
Total revenues	$61,288	$47,049	$116,434	$95,736

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross margin
Software-Systems	$9,172	$7,945	$17,960	$13,273
Embedded Products and Hardware Services	8,331	6,725	14,300	16,069
Corporate and other	(2,058)	(2,069)	(4,031)	(4,115)
Total gross margin	$15,445	$12,601	$28,229	$25,227

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Income (loss) from operations
Software-Systems	$31	$(967)	$811	$(3,869)
Embedded Products and Hardware Services	3,681	2,373	5,008	6,330
Corporate and other	(4,644)	(4,939)	(9,201)	(12,987)
Total loss from operations	$(932)	$(3,533)	$(3,382)	$(10,526)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2016		2015		2016		2015
North America	$44,314	72.3%	$18,714	39.7%	$82,157	70.6%	$39,931	41.7%
Asia Pacific	6,461	10.5	21,625	46.0	14,079	12.1	38,810	40.5
Europe, the Middle East and Africa	10,513	17.2	6,710	14.3	20,198	17.3	16,995	17.8
Total	$61,288	100.0%	$47,049	100.0%	$116,434	100.0%	$95,736	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2016		2015		2016		2015
GROSS MARGIN:
GAAP gross margin	$15,445	25.2%	$12,601	26.8%	$28,229	24.2%	$25,227	26.4%
(a) Amortization of acquired intangible assets	1,927		1,980		3,854		3,973
(b) Stock-based compensation	131		89		177		142
Non-GAAP gross margin	$17,503	28.6%	$14,670	31.2%	$32,260	27.7%	$29,342	30.6%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$6,298	10.3%	$6,840	14.5%	$11,951	10.3%	$13,564	14.2%
(b) Stock-based compensation	285		257		438		389
Non-GAAP research and development	$6,013	9.8%	$6,583	14.0%	$11,513	9.9%	$13,175	13.8%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$8,554	14.0%	$7,475	15.9%	$16,193	13.9%	$14,975	15.6%
(b) Stock-based compensation	776		794		1,265		1,268
Non-GAAP selling, general and administrative	$7,778	12.7%	$6,681	14.2%	$14,928	12.8%	$13,707	14.3%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(932)	(1.5)%	$(3,533)	(7.5)%	$(3,382)	(2.9)%	$(10,526)	(11.0)%
(a) Amortization of acquired intangible assets	3,187		3,240		6,374		6,494
(b) Stock-based compensation	1,192		1,140		1,880		1,799
(c) Restructuring and acquisition-related charges, net	265		559		947		4,694
Non-GAAP income from operations	$3,712	6.1%	$1,406	3.0%	$5,819	5.0%	$2,461	2.6%

NET INCOME (LOSS):
GAAP net loss	$(591)	(1.0)%	$(4,119)	(8.8)%	$(3,556)	(3.1)%	$(11,172)	(11.7)%
(a) Amortization of acquired intangible assets	3,187		3,240		6,374		6,494
(b) Stock-based compensation	1,192		1,140		1,880		1,799
(c) Restructuring and acquisition-related charges, net	265		559		947		4,694
(d) Income taxes	109		314		278		498
(e) Gain on the liquidation of foreign subsidiaries	$(421)		$—		$(421)		$—
Non-GAAP net income	$3,741	6.1%	$1,134	2.4%	$5,502	4.7%	$2,313	2.4%

GAAP weighted average diluted shares	37,143		36,741		37,075		36,695
Dilutive equity awards included in
non-GAAP earnings per share	2,012		193		1,090		151
Non-GAAP weighted average diluted shares	39,155		36,934		38,165		36,846
GAAP net loss per share (diluted)	$(0.02)		$(0.11)		$(0.10)		$(0.30)
Non-GAAP adjustments detailed above	0.12		0.14		0.24		0.36
Non-GAAP net income per share (diluted)	$0.10		$0.03		$0.14		$0.06

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	September 30, 2016
	Low End	High End
GAAP net loss	(4.0)	(2.3)
(a) Amortization of acquired intangible assets	3.2	3.2
(b) Stock-based compensation	1.2	1.0
(c) Restructuring and acquisition-related charges, net	0.3	0.2
(d) Income taxes	0.2	0.4
Total adjustments	4.9	4.8
Non-GAAP net income	$0.9	$2.5

GAAP weighted average shares	38,000	38,000
Non-GAAP adjustments	1,500	2,000
Non-GAAP weighted average shares (diluted)	39,500	40,000

GAAP net loss per share	(0.11)	(0.06)
Non-GAAP adjustments detailed above	0.13	0.12
Non-GAAP net income per share (diluted)	$0.02	$0.06

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
September 30, 2016
GAAP	28.0%
(a) Amortization of acquired intangible assets	3.8
(b) Stock-based compensation	0.2
Non-GAAP	32.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
September 30, 2016
GAAP	$15.0
(b) Stock-based compensation	1.0
Non-GAAP	$14.0

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Gain on the liquidation of foreign subsidiaries: On a non-recurring basis we have recorded a gain or loss to reflect the realization of accumulated foreign currency translation adjustments upon the liquidation of certain international subsidiaries. This gain or loss represents the net unrealized foreign currency translation gains or losses accumulated from changes in exchange rates and the related effects from the translation of assets and liabilities of these entities. The liquidation of foreign subsidiaries occurs on an infrequent basis and management does not view the impact of this non-cash charge as indicative of the ongoing performance of the Company.  As such, the Company believes it is appropriate to exclude this gain from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.